INSTRUCTIONS FOR USE OF
KINGSWAY FINANCIAL SERVICES INC.
RIGHTS CERTIFICATES
CONSULT COMPUTERSHARE INVESTOR SERVICES INC., GEORGESON SHAREHOLDER COMMUNICATIONS CANADA INC. OR YOUR BANK, DEALER OR BROKER AS TO ANY QUESTIONS

The following instructions relate to a rights offering (the “Rights Offering”) by Kingsway Financial Services Inc. (“Kingsway” or the “Company”), to each holder of record of its shares of common stock (the “Common Shares”) as of 5:00 pm Eastern time on [___], 2013 (the “Record Date”), as described in Kingsway's prospectus in the United States and an offering circular in Canada dated May 29, 2013. In the Rights Offering, we will distribute, at no charge, to each holder of record of our Common Shares as of the Record Date, one transferrable subscription right for each Common Share held by such holder as of the Record Date (the “Subscription Right”). Each Subscription Right is evidenced by a Subscription Rights certificate (a “Rights Certificate”) entitling the holder to purchase a unit consisting of one Common Share, one Series A Warrant and one Series B Warrant, each to purchase Common Shares (the “Unit”). For every four (4) Subscription Rights held, a holder is entitled to subscribe for one (1) Unit at a subscription price of $4.00 (the “Subscription Price”) per Unit (the “basic subscription privilege”). No fractional Common Shares or cash in lieu thereof will be issued. Where the exercise of Subscription Rights would otherwise entitle a holder thereof to fractional Common Shares, such subscriber's entitlement will be reduced to the next lowest whole number of Common Shares. If you are a holder and you exercise your basic subscription privilege in full, you may request to purchase additional Common Shares that remain unsubscribed for at the expiration of this Rights Offering (the “over-subscription privilege”). The Common Shares issuable pursuant to over-subscription privilege are subject to availability after giving effect to all exercises of basic subscription privileges and allocation of the remaining Common Shares available. If there are an insufficient number of Common Shares available to fully satisfy the over-subscription requests of Subscription Rights holders, we will allocate the available Units pro rata based on the total number of Units you request pursuant to the over-subscription privilege in proportion to the total number of over-subscription requests from all holders as of the expiration date of the Rights Offering; provided, however that the maximum number of Units that can be purchased through the over-subscription privilege is five Units for each Unit that investors could purchase through the basic subscription privilege.

Nominee holders of our Common Shares that held, on the Record Date, Common Shares for the account(s) of beneficial owner(s) and thus received Subscription Rights in the distribution may, upon proper showing to the subscription agent, exercise such beneficial owners' basic subscription privilege and over-subscription privilege as described below. The Subscription Price is payable in U.S. dollars by certified check drawn against a U.S. or Canadian bank payable to “Computershare Investor Services Inc. (acting as Subscription Agent for Kingsway Financial Services Inc.)”, bank draft (cashier's check) drawn against a U.S. or Canadian bank payable to “Computershare Investor Services Inc. (acting as Subscription Agent for Kingsway Financial Services Inc.)”, or U.S. or Canadian postal money order payable to “Computershare Investor Services Inc. (acting as Subscription Agent for Kingsway Financial Services Inc.)”.

The subscription rights will expire at 5:00 pm Eastern time on [ , 2013] (the “Expiry Date”), unless such date is extended by the Company or you have used the guaranteed delivery procedures. We intend to apply for listing of the Subscription Rights, the Common Shares issued in connection with the Rights Offering and the Warrants on a securities exchange.

The number of Subscription Rights to which a holder of record of our Common Shares on the Record Date is entitled is printed on the face of that holder's Rights Certificate. You should indicate your wishes with regard to the exercise, assignment, transfer or sale of your Subscription Rights by completing the Rights Certificate and returning it to the subscription agent in the envelope provided.

YOUR RIGHTS CERTIFICATE MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, OR GUARANTEED DELIVERY REQUIREMENTS WITH RESPECT TO YOUR RIGHTS CERTIFICATE MUST BE COMPLIED WITH, AND PAYMENT OF THE SUBSCRIPTION PRICE MUST BE RECEIVED, AS MORE SPECIFICALLY DESCRIBED IN THE REGISTRATION STATEMENT, BY THE SUBSCRIPTION AGENT ON OR BEFORE 5:00 P.M. EASTERN TIME ON THE EXPIRY DATE, UNLESS SUCH DATE IS EXTENDED BY THE COMPANY. YOU MAY NOT REVOKE or change the exercise of your Subscription Rights, or request a refund of monies paid.

1.	SUBSCRIPTION PRIVILEGE.

To exercise your Subscription Rights, deliver your properly completed and executed Rights Certificate, together with payment in full of the Subscription Price, for each Unit subscribed for pursuant to your basic subscription privilege and your over-subscription privilege, to the subscription agent on or before 5:00 pm Eastern time on the Expiry Date, unless such date is extended by the Company.

Alternatively, you may cause a written guarantee substantially in the form enclosed herewith (the “Notice of Guaranteed Delivery”) from a Canadian Schedule 1 chartered bank, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP), a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP) or an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (each of the foregoing being an “Eligible Institution”), to be received by the subscription agent at or prior to 5:00 pm Eastern time on the Expiry Date, together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Subscription Rights represented by your Rights Certificate, the number of Subscription Rights being exercised pursuant to the basic subscription privilege and the number of Units, if any, being subscribed for pursuant to the over-subscription privilege, and will guarantee the delivery to the subscription agent of your properly completed and executed Rights Certificate within three (3) business days following the Expiry Date.

Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the information agent by calling the telephone number, indicated below. Banks, brokers, trusts, depositaries or other nominee holders of the Subscription Rights who exercise the Subscription Rights on behalf of beneficial owners of Subscription Rights will be required to certify to the subscription agent and Kingsway, in connection with any exercise of the over-subscription privilege, the aggregate number of Subscription Rights that have been exercised and the number of Units that are being subscribed for pursuant to the over-subscription privilege by each beneficial owner of Subscription Rights on whose behalf such nominee holder is acting. If there are an insufficient number of Units available to fully satisfy the over-subscription requests of rights holders, Subscription Rights holders who exercised their over-subscription privilege will receive the available shares pro rata based on the total number of Units requested pursuant to the over-subscription privilege in proportion to the total number of over-subscription requests from all holders as of the expiration date of the Rights Offering .

The address and facsimile numbers of the subscription agent are as follows:

BY MAIL:	BY OVERNIGHT DELIVERY OR COURIER:	BY FACSIMILE (solely for Notice of Guaranteed Delivery):
Computershare Investor Services Inc. P.O. Box 7021 31 Adelaide St. E. Toronto Ontario M5C 3H2 Attn: Corporate Actions	Computershare Investor Services Inc. 9th Floor 100 University Ave. Toronto, Ontario M5J 2Y1 Attn: Corporate Actions	Computershare Investor Services Inc. [ ]

The telephone numbers of the information agent, for inquiries, information or requests for additional documentation are as follows:
Georgeson Shareholder Communications Canada Inc.
Toll-free (in North America) - 1-888-605-8403
E-Mail: askus@georgeson.com

If you exercise less than all of the Subscription Rights evidenced by your Rights Certificate you may either (a) complete Form 3 and Form 1 of your Rights Certificate to transfer your remaining unexercised Subscription Rights (but no fractional Subscription Rights) to a designated transferee or to assign them to a bank or broker to sell for you, or (b) complete Form 4 of your Rights Certificate and the subscription agent will issue you a new Rights Certificate evidencing the unexercised Subscription Rights (see Paragraphs 4 and 5 of these “Instructions For Use of Kingsway Financial Services Inc. Rights Certificates”). If you choose to have a new Rights Certificate sent, you may not receive any such new Rights Certificate in sufficient time to permit the exercise, assignment, transfer or sale of the Subscription Rights evidenced thereby. If you do not indicate the number of Subscription Rights being exercised, or do not forward full payment of the total Subscription Price payment for the number of Subscription Rights that you indicate are being exercised, then you will be deemed to have exercised your basic subscription privilege with respect to the maximum number of Subscription Rights that may be exercised with the aggregate Subscription Price payment you delivered to the subscription agent. If your aggregate Subscription Price payment is greater than the amount you owe for your subscription, you will be deemed to have exercised your over-subscription privilege to purchase the maximum number of Units with your over-payment.

2.	CONDITIONS, WITHDRAWAL AND TERMINATION OF THE RIGHTS OFFERING.

Subject to the Registration Statement being declared effective by applicable regulatory authorities, there are no conditions to the completion of the Rights Offering. However, Kingsway has the right to cancel or terminate the Rights Offering at any time for any reason before the expiration date and, in such case, the Subscription Rights would expire.

3.	DELIVERY OF COMMON SHARES.

As soon as practicable after the Expiry Date, the following deliveries and payments will be made:

(a)
Common Shares. The subscription agent will deliver to each rights holder or their nominee validly exercising Subscription Rights a Common Share certificate or a direct registration system statement (“DRS Statement”) representing such Common Shares purchased pursuant to such exercise including the number of Common Shares allocated to and purchased by such rights holder pursuant to its over-subscription privilege. The Common Share certificates and the DRS Statement representing such Common Shares will be delivered by mail to the address of the subscriber as it appears on the Rights Certificate.

(b)	Series A Warrant Certificate. The subscription agent will also deliver to each rights holder validly exercising Subscription Rights a DRS Statement.

(c)	Series B Warrant Certificate. The subscription agent will also deliver to each rights holder validly exercising Subscription Rights a DRS Statement.

(d)
Return of Excess Payment. The subscription agent will promptly deliver to each rights holder who exercises its over-subscription privilege any excess funds tendered, without interest or deduction, in payment of the Subscription Price for each Unit that is subscribed for by, but not allocated to, such rights holder pursuant to its over-subscription privilege.

4.	TO SELL OR TRANSFER SUBSCRIPTION RIGHTS.

(a)	Transfer of All or Less than All Unexercised Subscription Rights to One Designated Transferee. To transfer all of your unexercised Subscription Rights to a designated transferee or to a broker, dealer or nominee for sale on your behalf, you must so indicate in Form 3 and Form 1 of your Rights Certificate. A Rights Certificate that has been properly transferred in its entirety may be exercised by a new holder without having a new Rights Certificate issued. If you wish to transfer less than all of your unexercised subscription rights (but no fractional subscription rights) to one designated transferee or to a broker, dealer or nominee for sale on your behalf, so indicate in Form 3 and Form 1 of your Rights Certificate and separately instruct the subscription agent as to the action to be taken with respect to the unexercised Subscription Rights not transferred. Such instructions must be guaranteed by an Eligible Institution. If no such instructions are received, the subscription agent will issue you a new Rights Certificate evidencing the unexercised Subscription Rights. If Form 3 is completed but Form 1 is not completed, the subscription agent may thereafter treat the bearer of the Rights Certificate as the absolute owner of all of the Subscription Rights evidenced by such Rights Certificate for all purposes, and neither the subscription agent nor Kingsway shall be affected by any notice to the contrary.

(b)
Transfer of All or Less than All Unexercised Subscription Rights to More than One Designated Transferee. Because only the subscription agent can issue Rights Certificates, if you wish to transfer all or less than all of the unexercised Subscription Rights (but no fractional subscription rights) evidenced by your Rights Certificate to more than one designated transferee or to more than one broker, dealer or nominee for sale on your behalf, so indicate in Form 3 and complete Form 1 and separately instruct the subscription agent as to the action to be taken with respect to any unexercised Subscription Rights not transferred. Such instructions must be guaranteed by an Eligible Institution. Alternatively, you may first have your Rights Certificate divided into Rights Certificates of appropriate denominations by following the instructions in Paragraph 5 below. Each Rights Certificate evidencing the number of Subscription Rights you intend to transfer can then be transferred by following the instructions in Paragraph 4(a) above.

IF YOU CHOOSE TO HAVE A NEW RIGHTS CERTIFICATE SENT, YOU MAY NOT RECEIVE ANY SUCH NEW RIGHTS CERTIFICATE IN SUFFICIENT TIME TO PERMIT THE EXERCISE, ASSIGNMENT, TRANSFER OR SALE OF THE SUBSCRIPTION RIGHTS EVIDENCED THEREBY.

(c)	We intend to apply for listing of the Subscription Rights on a securities exchange. There is no guarantee that requests for listing or applications for quotation will be accepted.

5.	TO HAVE A RIGHTS CERTIFICATE DIVIDED INTO SMALLER DENOMINATIONS.

Send your Rights Certificate, together with complete separate instructions (including specification of the denominations into which you wish your Subscription Rights to be divided), signed by you, to the subscription agent, allowing a sufficient amount of time for new Rights Certificates to be issued and returned so that they can be used prior to the Expiry Date. Alternatively, you may assign your unexercised Subscription Rights to a bank, dealer or broker to effect such actions on your behalf. Your signature must be guaranteed by an Eligible Institution if any of the new Rights Certificates are to be issued in a name other than that in which the old Rights Certificate was issued. Rights Certificates may not be divided into fractional Subscription Rights, and any instruction to do so will be rejected. As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you or your transferee may not receive such new Rights Certificate(s) in time to enable the rights holder to complete a sale, exercise or transfer by the Expiry Date. Neither Kingsway nor the subscription agent will be liable to either a transferor or transferee for any such delays.

6.	EXECUTION.

(a)
Execution by Holder(s). The signature on the Rights Certificate must correspond with the name of the holder exactly as it appears on the face of the Rights Certificate without any alteration or change whatsoever. If the Rights Certificate is registered in the names of two or more joint owners, all of such owners must sign. Persons who sign the Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by Kingsway in its sole and absolute discretion, must present to the subscription agent satisfactory evidence of their authority to so act.

(b)
Execution by Person Other than Registered Holder. If the Rights Certificate is executed by a person other than the holder named on the face of the Rights Certificate, proper evidence of authority of the person executing the Rights Certificate must accompany the same unless, for good cause, Kingsway dispenses with proof of authority, in its sole and absolute discretion.

(c)
Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you wish to transfer all or less than all of your unexercised Subscription Rights to a designated transferee or to a broker, dealer or nominee for sale on your behalf as specified in Paragraphs 4(a) and/or 4(b) above.

7.	METHOD OF DELIVERY.

The method of delivery of Rights Certificates and payment of the Subscription Price to the subscription agent will be at the election and risk of the rights holder, but, if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and the clearance of any checks sent in payment of the Subscription Price prior to the Expiry Date.